Exhibit 99.1

First Citizens Banc Corp to Acquire TCNB Financial Corp

Sandusky, Ohio (September 11, 2014) - First Citizens Banc Corp (“First Citizens”) (NASDAQ: FCZA), and TCNB Financial Corp, Dayton, Ohio (“TCNB”) announced today that they have signed a definitive agreement and plan of merger which provides for First Citizens to acquire TCNB, and its wholly-owned subsidiary, The Citizens National Bank of Southwestern Ohio (“Citizens National”), in an all-cash transaction. Citizens National currently operates three branches in the Dayton, Ohio market.

“We are pleased to announce our agreement with TCNB Financial Corp,” said James O. Miller, First Citizens’ President and CEO. “Sebastian Melluzzo and the Citizens National team have built a strong franchise in the Dayton market and share our focus on relationship banking. We look forward to serving their customers and providing them a broader array of financial products.”

“Citizens National fits well with our business model of attracting deposits in rural markets and lending excess funds in urban markets,” Miller added. “The Dayton market is the fourth largest Metropolitan Statistical Area in Ohio. Because of the reputation of Citizens National and the additional products and resources our organization adds, we are optimistic for our growth prospects in Dayton.”

Sebastian Melluzzo, President & CEO of TCNB, noted, “We believe our merger with an outstanding community bank such as First Citizens will be beneficial for our customers and community. Our customers will gain access to a greater array of products and services, including investment management, trust and more commercial banking products, while continuing to see the same high level service they have come to expect. In addition, we will have a significantly larger lending limit, which will allow us to invest even more in our local communities.”

Under the terms of the agreement, First Citizens has agreed to pay $23.50 in cash for each outstanding share of TCNB common stock for a total cash consideration of approximately $17.2 million. First Citizens expects this acquisition to be accretive to earnings in

2015 and have a tangible book value earn-back of approximately 3.5 years.

Subject to receipt of necessary approvals from the appropriate regulatory authorities and the shareholders of TCNB, the transaction is anticipated to close during the first quarter of 2015. At that time, Citizens National’s three offices will become branches of The Citizens Banking Company.

TCNB is being advised by Performance Trust Capital Partners and Silver, Freedman, Taff & Tiernan LLP as legal counsel. First Citizens is being advised by Keefe Bruyette & Woods and is represented by Vorys, Sater, Seymour and Pease LLP as legal counsel.

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About First Citizens Banc Corp

First Citizens Banc Corp is a $1.2 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, The Citizens Banking Company, operates 24 locations in Central and North Central Ohio and markets itself as Champaign Bank and Citizens Bank.

First Citizens Banc Corp’s website may be accessed at www.fcza.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “FCZA”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “FCZAP”.

About TCNB Financial Corp

TCNB Financial Corp is a holding company headquartered in Dayton, Ohio whose subsidiary bank, The Citizens National Bank of Southwestern Ohio operates three branches. On June 30, 2014, TCNB had total assets of $105 million, total loans of $75 million and total deposits of $93 million.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks include, but are not limited to, the failure to obtain the necessary approval of regulatory authorities and/or the shareholders of TCNB to complete the merger on the proposed terms and schedule; the possibility that costs or difficulties relating to the integration of our businesses will be greater than expected or that anticipated synergies or cost savings of the combined entities following the merger may be lower or may take longer to realize than expected; adverse changes in the interest rate environment and economic conditions; the impact of competitive products and pricing; and other risks detailed from time to time in First Citizens’ filings with the Securities and Exchange Commission (the “SEC”). Although First Citizens’ management believes that the expectations in these forward-looking statements are based on reasonable assumptions within the bounds of management’s knowledge of First Citizens’ business and operations, it is possible that actual results may differ materially from these projections. First Citizens undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from First Citizens’ website at www.fcza.com.